BUCK SLIP INSERT FOR PROXY STATEMENT

Voting Your Proxy:  It's Easier Than Ever

The enclosed proxy discusses matters affecting your T. Rowe Price fund. It's important to vote on these issues, and voting promptly can save money for your fund by making a second mailing unnecessary.

In addition to the option of mailing the proxy card back to us, we can now offer you two other ways to vote -- by telephone and by computer via the Internet. Using either of these saves time for you and helps reduce your fund's expenses.

So after you've read the proxy information about your fund, but before you sign, seal, and mail the proxy card, consider voting either

 . By telephone:
have the proxy card handy
call 1-888-221-0697 toll free
enter the 12-digit control number found in the upper left corner of your proxy card follow the simple recorded instructions or
 . By computer via the Internet:
have the proxy card handy
go to the Website www.proxyweb.com
enter the 12-digit control number found in the upper left corner of your proxy card follow the instructions on the screen

If you vote by computer or telephone, you do not need to mail the proxy card.

Thank you.

TRP logo

T. Rowe Price Investment Services, Inc., Distributor.